Exhibit 99.1

Investor/Press Contact: Marge Boccuti Manager, Investor Relations 610-832-7702 marge.boccuti@bdnreit.com	Company Contact: Howard M. Sipzner EVP & CFO 610-832-4907 howard.sipzner@bdnreit.com
Brandywine Realty Trust Announces Second Quarter 2010 Earnings
Raises 2010 FFO Guidance Range to $1.30 to $1.34 per Diluted Share
Radnor, PA, July 28, 2010 — Brandywine Realty Trust (NYSE:BDN), a real estate investment trust focused on the ownership, management and development of Class A, suburban and urban office properties in the mid-Atlantic region and other selected markets throughout the United States, today reported its financial and operating results for the three and six-month periods ended June 30, 2010.
“The second quarter extends our record of solid execution on our 2010 business plan,” stated Gerard H. Sweeney, President and Chief Executive Officer of Brandywine Realty Trust. “We continue to achieve strong leasing with our renewals, expansions and new leases reflecting the ongoing transition to a recovering real estate market. While pricing power and concession packages remain mixed, strong landlords such as us remain best positioned to outperform the overall market. Our 44.1% FFO coverage ratio on our dividend is among the best in the REIT industry. We raised an additional $24.8 million of net proceeds during the second quarter through our continuous equity program, bringing year-to-date net proceeds to $40.9 million and enhancing our deleveraging efforts. During the third quarter, we expect to deliver the 30th Street Post Office Project to the Internal Revenue Service on time and under budget with $13.5 million of expected savings against our original cost estimates. Lastly, and as a result of these accomplishments, we are raising our 2010 FFO guidance per diluted share from $1.27-$1.34 to $1.30-$1.34.”
Financial Highlights — Second Quarter
•
Net loss allocated to common shares totaled ($7.6 million) or ($0.06) per diluted share in the second quarter of 2010 compared to net income of $3.5 million or $0.03 per diluted share in the second quarter of 2009. Our weighted average diluted share count increased to 131.5 million shares in the second quarter of 2010 from 102.7 million shares in the second quarter of 2009 due primarily to our issuance of 40.25 million common shares on June 2, 2009.

•
Funds from operations available to common shares and units (FFO) in the second quarter of 2010 totaled $46.6 million or $0.34 per diluted share compared to $59.2 million or $0.56 per diluted share in the second quarter of 2009. Our second quarter 2010 FFO payout ratio was 44.1% ($0.15 common share dividend paid / $0.34 FFO per share). Our weighted average fully diluted share count for FFO (and CAD) calculations increased to 136.1 million shares in the second quarter of 2010 from 105.6 million shares in the second quarter of 2009 due primarily to the aforementioned 40.25 million common share issuance.

•
In the second quarter of 2010, we incurred $13.5 million of revenue maintaining capital expenditures which along with our other adjustments to FFO, resulted in $31.0 million of cash available for distribution (CAD) or $0.23 per diluted share compared to $44.9 million of CAD or $0.43 per diluted share in the second quarter of 2009 when we incurred $12.9 million of revenue maintaining capital expenditures. Our second quarter 2010 CAD payout ratio was 65.2% ($0.15 common share dividend paid / $0.23 CAD per share).

Financial Highlights — Six Months
•
Net loss allocated to common shares totaled ($10.0 million) or ($0.08) per diluted share in the first six months of 2010 compared to net income of $0.7 million or $0.01 per diluted share in the first six months of 2009. Our weighted average diluted share count increased to 130.1 million shares in the first six months of 2010 from 95.5 million shares in the first six months of 2009 due primarily to the aforementioned 40.25 million common share issuance.

555 East Lancaster Avenue, Suite 100; Radnor, PA 19087	Phone: (610) 325-5600 • Fax: (610) 325-5622

•
FFO available to common shares and units in the first six months of 2010 totaled $92.3 million or $0.68 per diluted share compared to $109.7 million or $1.12 per diluted share in the first six months of 2009 ($113.4 million or $1.15 per diluted share excluding a $3.7 million impairment charge). Our FFO payout ratio for the first six months of 2010 was 44.1% ($0.30 common share dividend paid / $0.68 FFO per share). Our weighted average fully diluted share count for FFO (and CAD) calculations increased to 134.7 million shares for the first half of 2010 from 98.3 million shares in the first half of 2009 due primarily to the aforementioned 40.25 million common share issuance.

•
During the first six months of 2010, we incurred $22.5 million of revenue maintaining capital expenditures which along with our other adjustments to FFO, resulted in $64.8 million of CAD or $0.48 per diluted share compared to $88.8 million of CAD or $0.90 per diluted share for the first six months of 2009 when we incurred $21.4 million of revenue maintaining capital expenditures. Our CAD payout ratio for the first six months of 2010 was 62.5% ($0.30 common share dividend paid / $0.48 CAD per share).

Portfolio Highlights
•
In the second quarter of 2010, our net operating income (NOI) excluding termination revenues and other income items declined 1.9% on a GAAP basis and 2.3% on a cash basis for our 230 same store properties which were 87.5% occupied on June 30, 2010.

•
During the second quarter of 2010, we commenced occupancy on 847,339 square feet of total leasing activity including 527,967 square feet of renewals, 249,478 square feet of new leases and 69,894 square feet of tenant expansions. We currently have an additional 1,926,192 square feet of executed leasing in place scheduled to commence subsequent to June 30, 2010 including 547,941 square feet attributable to our core portfolio and the balance attributable to our two developments. During the second quarter of 2010, we achieved a 65.8% retention rate in our core portfolio with negative net absorption of 61,307 square feet excluding 150,041 square feet of early terminations, or 56.5% overall. During the second quarter of 2010, we experienced a 0.9% increase on our renewal rental rates and a 5.6% decline on our new lease and expansion rental rates, both on a GAAP basis.

•
At June 30, 2010, our core portfolio was 86.4% occupied and 88.7% leased (reflecting leases which will commence after June 30, 2010). We owned 239 properties at June 30, 2010 encompassing 236 core properties aggregating 23.6 million square feet and three development/redevelopment properties aggregating 1.4 million square feet.

Investment Highlights
•
At June 30, 2010, we were proceeding on two developments and one redevelopment with total costs of $356.4 million of which a total of $54.5 million remained to be funded in 2010 and which are now 97.3% leased. These amounts include $342.0 million of total costs for the combined 30th Street Post Office (100% leased to the Internal Revenue Service) and Cira South Garage (up to 93.2% leased primarily to the Internal Revenue Service) in Philadelphia, Pennsylvania of which $53.5 million remained to be funded in 2010. The updated cost estimate for the combined project reflects a $13.5 million reduction from the previous figure. Upon completion of the project, we will receive $256.5 million from our 5.93% 20-year, forward financing that has been escrowed since June 2009, as well as approximately $3.0 million of additional remaining funding related to our historic rehabilitation financing program. We received $27.4 million related to this program in June 2010 representing the next-to-last installment of the total funding commitment of approximately $64.4 million.

Capital Markets Highlights
•
During the second quarter of 2010, we issued 2.0 million shares of our common stock under our continuous equity program realizing $24.8 million of net proceeds. The net proceeds of the issuances were used to repay balances on our unsecured revolving credit facility and for general corporate purposes. Year-to-date, we have issued a total of 3.3 million shares under the 15.0 million share program raising $40.9 million of net proceeds and have remaining authorization of 11.7 million shares of common stock.

•
During the second quarter of 2010, we repurchased a total of $19.3 million of our 2010, 2011 (our exchangeable notes due 2026 with a put date in October 2011) and 2012 unsecured senior notes in a series of open-market transactions and incurred an aggregate loss of ($0.4 million) on the early extinguishment of debt. We funded these repurchases with draws on our unsecured revolving credit facility and with other available corporate funds.

•
At June 30, 2010, our net debt to gross assets measured 45.0% compared to a peak of 54.3% at September 30, 2007, reflecting a cumulative $828.8 million reduction in our net debt over that period. At June 30, 2010, we had $160.0 million outstanding on our $600.0 million unsecured revolving credit facility with $333.9 million available for use and drawdown. Subsequent to quarter end, we exercised an eight-month extension option of our $183.0 million term loan to June 29, 2011.

•
For the quarter ended June 30, 2010, we achieved a 2.5 EBITDA to interest coverage ratio and a 7.5 ratio of net debt to annualized quarterly EBITDA based on consolidated EBITDA excluding non-recurring items, and inclusive of our pro rata share of unconsolidated EBITDA, interest and net debt.

Distributions
On June 2, 2010, our Board of Trustees declared a quarterly dividend distribution of $0.15 per common share that was paid on July 20, 2010 to shareholders of record as of July 6, 2010, bringing total year-to-date 2010 dividend payments to $0.45 per common share. Our Board also declared regular quarterly dividend distributions of $0.46875 per 7.50% Series C Cumulative Redeemable Preferred Share and $0.460938 per 7.375% Series D Cumulative Redeemable Preferred Share that were paid on July 15, 2010 to holders of record as of June 30, 2010 of the Series C and Series D Preferred Shares, respectively.
2010 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are revising our previously issued guidance for full year 2010 FFO per diluted share to be in a range of $1.30 to $1.34 versus the prior range of $1.27 to $1.34 and the original range of $1.23 to $1.34. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2010 FFO per diluted share and earnings per diluted share:

Guidance for 2010	Range or Value

Earnings (loss) per diluted share allocated to common shareholders	$(0.26)	to	$(0.22)
Less:gains on sale of depreciable real estate	(0.05)		(0.05)
Plus:real estate depreciation and amortization	1.61		1.61

FFO per diluted share	$1.30	to	$1.34

Our 2010 FFO guidance does not include income arising from future sales or impairments which may be taken in the future should the circumstances arise, and does not include any income from the sale of undepreciated real estate in accordance with our current practice.
Accounting Disclosure
On January 1, 2010, we adopted the new accounting standard for the consolidation of variable interest entities. The new standard revises the prior guidance related to the consolidation of variable interest entities, and among other provisions, includes a new approach for determining which party should consolidate a variable interest entity and the frequency as to when each party should reassess its consolidation decision. As a result of our adoption of the new standard, we will no longer consolidate three variable interest entities that were previously consolidated in our financial statements. The new standard was applied prospectively beginning January 1, 2010 and accordingly, only our current year financial statements reflect this adoption.

Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO, NOI and CAD are non-GAAP financial measures, we believe that FFO, NOI and CAD calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.
Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of property and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.
For information purposes, we may also provide FFO adjusted for impairment charges. Although our calculation of FFO as adjusted differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance because we believe that by excluding impairment charges, shareholders and potential investors are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO.
Net Operating Income (NOI)
NOI is a non-GAAP financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interests and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interests. In some cases, we also present NOI on a cash basis, which is NOI after eliminating the effect of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance, or as an alternative to cash flow from operating activities as a measure of our liquidity or ability to make cash distributions to shareholders.
Cash Available for Distribution (CAD)
CAD is a non-GAAP financial measure that is not intended as an alternative to cash flow from operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to fund our distributions. Because other companies do not necessarily calculate CAD the same way as we do, our presentation of CAD may not be comparable to similarly titled measures provided by other companies.

Revenue Maintaining Capital Expenditures
Revenue maintaining capital expenditures, a non-GAAP financial measure, are a component of our CAD calculation and represent the portion of capital expenditures required to maintain our current level of funds available for distribution. Revenue maintaining capital expenditures include current tenant improvement and allowance expenditures for all tenant spaces that have been owned for at least one year, and that were not vacant during the twelve-month period prior to the date that the tenant improvement or allowance expenditure was approved. Revenue maintaining capital expenditures also include other expenditures intended to maintain our current revenue base. Accordingly, we exclude capital expenditures related to development and redevelopment projects, as well as certain projects at our core properties that are intended to attract prospective tenants in order to increase revenues and/or occupancy rates.
Second Quarter Earnings Call and Supplemental Information Package
We will host a conference call on Thursday, July 29 at 10:00 a.m. EDT. The conference call can be accessed by calling 1-800-683-1525 and referencing conference ID #62521593. Beginning two hours after the conference call, a taped replay of the call can be accessed 24 hours a day through Thursday, August 12, 2010 by calling 1-800-642-1687 and providing access code 62521593. In addition, the conference call can be accessed via a webcast located on our website at www.brandywinerealty.com.
We have prepared a supplemental information package that includes financial results and operational statistics related to the second quarter earnings report. The supplemental information package is available in the “Investor Relations — Financial Reports” section of our website at www.brandywinerealty.com.
Looking Ahead — Third Quarter 2010 Conference Call
As previously announced, we will release our third quarter 2010 earnings on Wednesday, October 27, 2010, after the market close and will host our third quarter 2010 conference call on Thursday, October 28, 2010, at 9:00 a.m. EDT. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.
About Brandywine Realty Trust
Brandywine Realty Trust is one of the largest, publicly traded, full-service, integrated real estate companies in the United States. Organized as a real estate investment trust and operating in select markets, Brandywine owns, develops, manages and has ownership interests in a primarily Class A, suburban and urban office portfolio comprising 319 properties and 33.4 million square feet, including 239 properties and 25.0 million square feet owned on a consolidated basis. For more information, please visit our website at www.brandywinerealty.com.
Forward-Looking Statements
Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’ actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2009. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	June 30,	December 31,
	2010	2009
ASSETS
Real estate investments:
Operating properties	$4,445,083	$4,512,618
Accumulated depreciation	(750,848)	(716,956)

	3,694,235	3,795,662
Construction-in-progress	334,196	271,962
Land inventory	106,715	97,368

	4,135,146	4,164,992

Cash and cash equivalents	297	1,567
Accounts receivable, net	19,603	10,934
Accrued rent receivable, net	88,105	87,173
Investment in real estate ventures	77,908	75,458
Deferred costs, net	102,664	106,097
Intangible assets, net	87,507	105,163
Notes receivable	59,939	59,008
Other assets	46,015	53,358

Total assets	$4,617,184	$4,663,750

LIABILITIES AND EQUITY
Mortgage notes payable, including premiums	$503,570	$551,720
Borrowings under credit facilities	160,000	92,000
Unsecured term loan	183,000	183,000
Unsecured senior notes, net of discounts	1,563,471	1,627,857
Accounts payable and accrued expenses	79,358	88,599
Distributions payable	22,295	21,799
Tenant security deposits and deferred rents	52,435	58,572
Acquired lease intangibles, net	32,641	37,087
Deferred Income	73,695	47,379
Other liabilities	25,712	33,997

Total liabilities	2,696,177	2,742,010

Brandywine Realty Trust’s equity:
Preferred shares — Series C	20	20
Preferred shares — Series D	23	23
Common shares	1,319	1,286
Additional paid-in capital	2,652,695	2,610,421
Deferred compensation payable in common stock	6,023	5,549
Common shares in treasury	(3,806)	(7,205)
Common shares held in grantor trust	(6,023)	(5,549)
Cumulative earnings	494,989	501,384
Accumulated other comprehensive loss	(5,056)	(9,138)
Cumulative distributions	(1,256,962)	(1,213,359)

Total Brandywine Realty Trust’s equity	1,883,222	1,883,432

Non-controlling interests	37,785	38,308

Total equity	1,921,007	1,921,740

Total liabilities and equity	$4,617,184	$4,663,750

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenue
Rents	$114,532	$119,445	$230,041	$239,730
Tenant reimbursements	17,704	16,999	39,187	37,687
Termination fees	1,331	963	3,085	1,076
Third party management fees, labor reimbursement and leasing	2,904	4,097	6,371	8,861
Other	1,024	570	1,945	1,451

Total revenue	137,495	142,074	280,629	288,805

Operating Expenses
Property operating expenses	38,748	39,119	83,896	82,541
Real estate taxes	13,698	13,952	26,750	28,784
Third party management expenses	1,493	1,968	2,905	4,083
Depreciation and amortization	52,125	52,708	104,747	103,923
General & administrative expenses	6,653	5,515	12,745	10,473

Total operating expenses	112,717	113,262	231,043	229,804

Operating income	24,778	28,813	49,586	59,002

Other income (expense)
Interest income	963	642	1,828	1,221
Interest expense	(31,210)	(34,944)	(62,734)	(70,590)
Deferred financing costs	(862)	(1,894)	(1,873)	(3,146)
Recognized hedge activity	—	(305)	—	(305)
Equity in income of real estate ventures	1,025	1,533	2,321	2,119
Loss (gain) on early extinguishment of debt	(445)	12,013	(1,637)	18,652

(Loss) income from continuing operations	(5,751)	5,858	(12,509)	6,953

Discontinued operations:
Income from discontinued operations	151	1,148	161	2,686
Net gain on disposition of discontinued operations	—	(1,225)	6,349	(1,031)
Provision for impairment	—	—	—	(3,700)

Total discontinued operations	151	(77)	6,510	(2,045)

Net (loss) income	(5,600)	5,781	(5,999)	4,908

Net loss (income) from discontinued operations attributable to non-controlling interests — LP units	(3)	2	(139)	63
Net income attributable to non-controlling interests — partners’ share of consolidated real estate ventures	—	(28)	—	(22)
Net loss (income) attributable to non-controlling interests — LP units	162	(141)	349	(113)

Net loss (income) attributable to non-controlling interests	159	(168)	210	(73)

Net (loss) income attributable to Brandywine Realty Trust	(5,441)	5,614	(5,789)	4,836
Preferred share dividends	(1,998)	(1,998)	(3,996)	(3,996)
Amount allocated to unvested restricted shareholders	(128)	(73)	(256)	(110)

Net (loss) income attributable to Common Shareholders	$(7,567)	$3,543	$(10,041)	$730

PER SHARE DATA
Basic (loss) earnings per Common Share	$(0.06)	$0.03	$(0.08)	$0.01

Basic weighted-average shares outstanding	131,510,924	101,583,997	130,146,853	94,934,134

Diluted (loss) earnings per Common Share	$(0.06)	$0.03	$(0.08)	$0.01

Diluted weighted-average shares outstanding	131,510,924	102,742,343	130,146,853	95,495,746

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
(unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Reconciliation of Net (Loss) Income to Funds from Operations:
Net (loss) income attributable to common shareholders	$(7,567)	$3,543	$(10,041)	$730

Add (deduct):
Net (loss) income attributable to non-controlling interests — LP units	(162)	141	(349)	113
Amount allocated to unvested restricted shareholders	128	73	256	110
Net income (loss) from discontinued operations attributable to non-controlling interests — LP units	3	(2)	139	(63)
Net loss (gain) on disposition of discontinued operations	—	1,225	(6,349)	1,031

Depreciation and amortization:
Real property — continuing operations	39,780	39,609	79,757	77,360
Leasing costs (includes acquired intangibles) — continuing operations	11,960	12,634	24,310	25,586
Real property — discontinued operations	—	629	10	1,771
Leasing costs (includes acquired intangibles) — discontinued operations	—	113	1	383
Company’s share of unconsolidated real estate ventures	2,795	1,852	5,123	3,707
Partners’ share of consolidated real estate ventures	—	(220)	—	(440)

Funds from operations	$46,937	$59,597	$92,857	$110,288
Funds from operations allocable to unvested restricted shareholders	(302)	(413)	(603)	(620)

Funds from operations available to common share and unit holders (FFO)	$46,635	$59,184	$92,254	$109,668

FFO per share — fully diluted	$0.34	$0.56	$0.68	$1.12

FFO, excluding provision for impairments	$46,635	$59,184	$92,254	$113,368

FFO per share, excluding provision for impairments — fully diluted	$0.34	$0.56	$0.68	$1.15

Weighted-average shares/units outstanding — fully diluted	136,126,055	105,558,964	134,708,383	98,312,367

Distributions paid per Common Share	$0.15	$0.10	$0.30	$0.40

Payout ratio of FFO (Dividends paid per Common Share divided / FFO per Diluted Share)	44.1%	17.9%	44.1%	35.7%

Payout ratio of FFO, excluding provision for impairments	44.1%	17.9%	44.1%	34.8%

CASH AVAILABLE FOR DISTRIBUTION (CAD):
Funds from operations available to common share and unit holders	$46,635	$59,184	$92,254	$109,668

Add (deduct):
Rental income from straight-line rent, including discontinued operations	(2,493)	(2,182)	(5,408)	(4,353)
Deferred market rental income, including discontinued operations	(1,632)	(1,746)	(3,181)	(3,487)
Company’s share of unconsolidated real estate ventures’ straight-line and deferred market rent	133	119	297	209
Partners’ share of consolidated real estate ventures’ straight-line and deferred market rent	—	(2)	—	(4)
Operating expense from straight-line rent	370	370	740	733
Provision for impairment of discontinued operations	—	—	—	3,700
Deferred compensation costs	1,423	1,307	2,492	2,528
Fair market value amortization — mortgage notes payable	(421)	(360)	(816)	(788)
Recognized hedge activity	—	305	—	305
Debt discount amortization — exchangeable notes	420	810	944	1,766
Revenue maintaining capital expenditures
Building improvements	(1,400)	(944)	(2,595)	(2,319)
Tenant improvements	(5,969)	(6,442)	(10,473)	(11,102)
Lease commissions	(6,100)	(5,506)	(9,422)	(8,018)

Total revenue maintaining capital expenditures	(13,469)	(12,892)	(22,490)	(21,439)

Cash available for distribution	$30,966	$44,913	$64,832	$88,838

CAD per share — fully diluted	$0.23	$0.43	$0.48	$0.90

Weighted-average shares/units outstanding — fully diluted	136,126,055	105,558,964	134,708,383	98,312,367

Distributions per Common Share	$0.15	$0.10	$0.30	$0.40

Payout ratio of CAD (Dividends paid per Common Share / CAD per Diluted Share)	65.2%	23.3%	62.5%	44.4%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS — 2ND QUARTER
(unaudited and in thousands)
Of the 239 properties owned by the Company as of June 30, 2010, a total of 230 properties (“Same Store Properties”) containing an aggregate of 22.7 million net rentable square feet were owned for the entire three-month periods ended June 30, 2010 and 2009. Average occupancy for the Same Store Properties was 88.1% during 2010 and 89.0% during 2009. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended June 30,
	2010	2009

Revenue
Rents	$112,427	$114,741
Tenant reimbursements	17,030	16,117
Termination fees	1,207	963
Other	590	406

	131,254	132,227

Operating expenses
Property operating expenses	38,689	38,399
Real estate taxes	13,056	13,259

Net operating income	$79,509	$80,569

Net operating income — percentage change over prior year	-1.3%

Net operating income, excluding termination fees & other	$77,712	$79,200

Net operating income, excluding termination fees & other — percentage change over prior year	-1.9%

Net operating income	$79,509	$80,569
Straight line rents	(2,351)	(1,909)
Above/below market rent amortization	(1,502)	(1,679)
Non-cash ground rent	370	370

Cash — Net operating income	$76,026	$77,351

Cash — Net operating income — percentage change over prior year	-1.7%

Cash — Net operating income, excluding termination fees & other	$74,229	$75,982

Cash — Net operating income, excluding termination fees & other — percentage change over prior year	-2.3%
The following table is a reconciliation of Net Income to Same Store net operating income:

	Three Months Ended June 30,
	2010	2009

Net loss	$(5,600)	$5,781
Add/(deduct):
Interest income	(963)	(642)
Interest expense	31,210	34,944
Deferred financing costs	862	1,894
Recognized hedge activity	—	305
Equity in income of real estate ventures	(1,025)	(1,533)
Depreciation and amortization	52,125	52,708
Loss (gain) on early extinguishment of debt	445	(12,013)
General & administrative expenses	6,653	5,515
Total discontinued operations	(151)	77

Consolidated net operating income	83,556	87,036
Less: Net operating income of non same store properties	(1,383)	(1,898)
Less: Eliminations and non-property specific net operating income	(2,664)	(4,569)

Same Store net operating income	$79,509	$80,569

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS — YEAR
(unaudited and in thousands)
Of the 239 properties owned by the Company as of June 30, 2010, a total of 230 properties (“Same Store Properties”) containing an aggregate of 22.7 million net rentable square feet were owned for the entire six month periods ended June 30, 2010 and 2009. Average occupancy for the Same Store Properties was 88.4% during 2010 and 89.4% during 2009. The following table sets forth revenue and expense information for the Same Store Properties:

	Six Months Ended June 30,
	2010	2009

Revenue
Rents	$225,857	$230,252
Tenant reimbursements	37,850	35,754
Termination fees	2,854	1,076
Other	919	715

	267,480	267,797

Operating expenses
Property operating expenses	83,675	78,677
Real estate taxes	25,455	27,390

Net operating income	$158,350	$161,730

Net operating income — percentage change over prior year	-2.1%

Net operating income, excluding termination fees & other	$154,577	$159,939

Net operating income, excluding termination fees & other — percentage change over prior year	-3.4%

Net operating income	$158,350	$161,730
Straight line rents	(5,056)	(3,517)
Above/below market rent amortization	(2,921)	(3,346)
Non-cash ground rent	370	370

Cash — Net operating income	$150,743	$155,237

Cash — Net operating income — percentage change over prior year	-2.9%

Cash — Net operating income, excluding termination fees & other	$146,970	$153,446

Cash — Net operating income, excluding termination fees & other — percentage change over prior year	-4.2%
The following table is a reconciliation of Net Income to Same Store net operating income:

	Six Months Ended June 30,
	2010	2009

Net Income	$(5,999)	$4,908
Add/(deduct):
Interest income	(1,828)	(1,221)
Interest expense	62,734	70,590
Deferred financing costs	1,873	3,146
Recognized hedge activity	—	305
Equity in income of real estate ventures	(2,321)	(2,119)
Depreciation and amortization	104,747	103,923
Loss (gain) on early extinguishment of debt	1,637	(18,652)
General & administrative expenses	12,745	10,473
Total discontinued operations	(6,510)	2,045

Consolidated net operating income	167,078	173,398
Less: Net operating income of non same store properties	(2,345)	(3,751)
Less: Eliminations and non-property specific net operating income (loss)	(6,383)	(7,917)

Same Store net operating income	$158,350	$161,730